KRAMER LEVIN NAFTALIS & FRANKEL LLP


                                         February 23, 2006


Managed Municipal Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

                  Re: Managed Municipal Fund, Inc. Post-Effective Amendment No. 21 File No. 33-32819; ICA
                           NO. 811-6023

Gentlemen:

     We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 21 to Registration Statement No. 33-32819 on Form N-1A.





                                         Very truly yours,



                                         /s/ Kramer Levin Naftalis & Frankel LLP




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